BD CARIBE LTD SAVINGS INCENTIVE PLAN (SIP) FOR EMPLOYEES OF BECTON DICKINSON CARIBE LTD Amended and Restated as of January 1, 2020 EXHIBIT 4.3

i BD CARIBE LTD SAVINGS INCENTIVE PLAN (SIP) FOR EMPLOYEES OF BECTON DICKINSON CARIBE LTD Amended and Restated as of January 1, 2020 INDEX Contents ARTICLE I. DEFINITIONS ........................................................................................ 3 1.01 “Account” ............................................................................................................... 3 1.02 “Additional Deferred Contributions” .................................................................. 3 1.03 “Additional Employee Contributions” ................................................................ 3 1.04 “Administrative Committee” ................................................................................ 3 1.05 “Average Actual Deferral Percentage” ................................................................ 3 1.06 “Basic Deferred Contributions” ........................................................................... 4 1.07 “Basic Employee Contributions” ......................................................................... 4 1.08 “Beneficiary” .......................................................................................................... 4 1.09 “Benefit Commencement Date”............................................................................ 5 1.10 “Board” ................................................................................................................... 5 1.11 “Cash Reserves” ..................................................................................................... 5 1.12 “Catch-up Contributions” .................................................................................... 5 1.13 “Catch-up Contribution Account” ....................................................................... 5 1.14 “Change in Control” .............................................................................................. 5 1.15 “Company Matching Contributions” .................................................................. 6 1.16 “Company Non-Elective Contributions” ............................................................. 6 1.17 “Company Stock” .................................................................................................. 6 1.18 “Compensation” ..................................................................................................... 6 1.19 “Corporation” or “Company” .............................................................................. 7 1.20 “Deferral Election” ................................................................................................ 7 1.21 “Deferred Contributions” ..................................................................................... 7 1.22 “Disability” ............................................................................................................. 7 1.23 “Earnings” .............................................................................................................. 7 1.24 “Effective Date” ..................................................................................................... 7 1.25 “Eligible Employee”............................................................................................... 7 1.26 “Employee” ............................................................................................................. 8 1.27 “Employee Contributions” .................................................................................... 8

ii 1.28 “Enrollment Date” ................................................................................................. 8 1.29 “Enrollment Forms” ........................................................................................................ 8 1.30 “ERISA” ................................................................................................................. 8 1.31 “Fiduciary” ............................................................................................................. 8 1.32 “GAP Period” ......................................................................................................... 9 1.33 “Group” .................................................................................................................. 9 1.34 “Highly Compensated Employee” ........................................................................ 9 1.35 “Hours of Service” ............................................................................................... 10 1.36 “Investment Committee” ..................................................................................... 11 1.37 “Investment Manager” ........................................................................................ 11 1.38 “Non-Elective Contributions”............................................................................. 11 1.39 “Participant” ........................................................................................................ 11 1.40 “Plan” .................................................................................................................... 11 1.41 “Plan Administrator” .......................................................................................... 11 1.42 “Plan Year” .......................................................................................................... 11 1.43 “Profits” ................................................................................................................ 12 1.44 “Retirement Plan” ............................................................................................... 12 1.45 “Retirement Plan Participating Employer” ...................................................... 12 1.46 “Rollover Contributions” .................................................................................... 12 1.47 “Share Transaction Date” ................................................................................... 12 1.48 “Special Deposit” ................................................................................................. 12 1.49 “Spouse”................................................................................................................ 12 1.50 “Trust” .................................................................................................................. 12 1.51 “Trustee” .............................................................................................................. 12 1.52 “US Code”............................................................................................................. 12 1.53 “Valuation Date” .................................................................................................. 12 1.54 “1994 PR Code” ................................................................................................... 13 1.55 “2011 PR Code” ................................................................................................... 13 ARTICLE II. ELIGIBILITY AND PARTICIPATION......................................... 14 2.01 Eligibility. .............................................................................................................. 14 2.02 Participation. .......................................................................................................... 14 2.03 Termination of Participation .................................................................................. 14 ARTICLE III. CONTRIBUTIONS ........................................................................... 15 3.01 Deferred Contributions .......................................................................................... 15

iii 3.02 Limitations of Deferred Contributions................................................................... 16 3.03 Provision for Distribution of Excess Deferred Contributions on Behalf of Highly Compensated Employees. ................................................................................................. 17 3.04 (a) Company Matching Contributions ................................................................... 19 (b) Profit Sharing Contributions .................................................................................. 20 (c) Company Non-Elective Contributions ................................................................... 20 3.05 (a) Employee Contributions ................................................................................... 21 (b) Special Deposit ...................................................................................................... 22 (c) Catch-up Contributions .......................................................................................... 23 3.06 Limitation Based on Average Actual Deferral Percentage .................................... 24 3.07 Limitation on Annual Contributions ...................................................................... 25 3.08 Vesting ................................................................................................................... 25 ARTICLE IV. ROLLOVER CONTRIBUTIONS ................................................... 28 4.01 Rollover Contributions........................................................................................... 28 ARTICLE V. INVESTMENT OF FUNDS ............................................................. 29 5.01 Investment Funds ................................................................................................... 29 5.02 Cash Reserves ........................................................................................................ 29 5.03 Purchase of Shares ................................................................................................. 29 5.04 Limits on Investment in the Company Stock Fund ...................................................... 29 ARTICLE VI. MAINTENANCE AND VALUATION OF PARTICIPANTS’ ACCOUNTS 33 6.01 Account .................................................................................................................. 33 6.02 Valuation of Participant Account........................................................................... 33 ARTICLE VII. WITHDRAWALS DURING EMPLOYMENT ............................. 34 7.01 Withdrawals ........................................................................................................... 34 7.02 Hardship Withdrawal ............................................................................................. 35 7.03 Method of Payment of Withdrawal........................................................................ 37 7.04 Eligible Distribution under AD 17-29 ................................................................... 37 ARTICLE VIII. DISTRIBUTIONS UPON TERMINATION OF EMPLOYMENT 42 8.01 Termination of Employment .................................................................................. 42 8.02 Distributions ........................................................................................................... 42 8.03 Direct Rollover Distributions ................................................................................. 43 ARTICLE IX. CUSTODY AND INVESTMENT OF CONTRIBUTIONS........... 44 9.01 Establishment of Trust ........................................................................................... 44

iv 9.02 Investment of Funds ............................................................................................... 44 9.03 Non-Reversion ....................................................................................................... 45 9.04 Participant Directed Investments ........................................................................... 46 9.05 Section 404(c) Compliance .................................................................................... 47 9.06 Appointment of Investment Committee................................................................. 48 9.07 General Powers, Rights and Duties of the Investment Committee ........................ 48 ARTICLE X. ADMINISTRATION OF PLAN ...................................................... 51 10.01 Administrative Committee ................................................................................. 51 10.02 Appointment of Subcommittees ......................................................................... 51 10.03 Meetings of ......................................................................................................... 51 10.04 Quorum............................................................................................................... 51 10.05 Compensation to ................................................................................................. 52 10.06 Rules of Administration ..................................................................................... 52 10.07 Insurance ............................................................................................................ 52 10.08 Resignation ......................................................................................................... 53 10.09 Plan Administrator ............................................................................................. 53 10.10 Responsibilities of Plan Administrator .............................................................. 53 10.12 Named Fiduciaries.............................................................................................. 55 10.13 Records and Reports........................................................................................... 55 ARTICLE XI. AMENDMENT, TERMINATION OR PERMANENT DISCONTINUANCE OF CONTRIBUTIONS ............................................................ 56 11.01 Amendment ........................................................................................................ 56 11.02 Termination ........................................................................................................ 56 ARTICLE XII. GENERAL PROVISIONS ............................................................... 57 12.01 Trust ................................................................................................................... 57 12.02 Written Statement ............................................................................................... 57 12.03 Market Price ....................................................................................................... 57 12.04 Cost and Expenses .............................................................................................. 57 12.05 Inability of Participant to Receive Distribution ................................................. 57 12.06 Participant’s Rights ............................................................................................ 57 12.07 Participant’s Information.................................................................................... 58 12.08 Alienation ........................................................................................................... 58 12.09 Company Records .............................................................................................. 59 12.10 Transfer to Another Plan .................................................................................... 59 12.11 Merger or Consolidation .................................................................................... 59

v 12.12 Governmental Approval ..................................................................................... 60 12.13 Gender ................................................................................................................ 60 ARTICLE XIII. RIGHTS AND RESTRICTIONS APPLICABLE TO SHARES 61 13.01 Voting of Shares ................................................................................................. 61 13.02 Tender Offer ....................................................................................................... 62 13.03 Shares of Company Stock .................................................................................. 64 13.04 Accuracy of Participant Information .................................................................. 64 13.05 Adjustment to Participant Account .................................................................... 64 13.06 Rights of Becton, Dickinson and Company ....................................................... 65 ARTICLE XIV. CONSTRUCTION ........................................................................... 66

1 BD CARIBE LTD SAVINGS INCENTIVE PLAN (SIP) FOR EMPLOYEES OF BECTON DICKINSON CARIBE LTD Amended and Restated as of January 1, 2020 Effective February 1, 1997, Becton Dickinson Diagnostics, Inc., Micropette, Inc. and Bauer & Black, Inc. established the Becton, Dickinson and Company Global Share Investment Program for their employees in Puerto Rico (the “Plan”). Effective April 1, 2009, the Becton Dickinson Caribe LTD became the sponsor of the Plan and the Plan was renamed the BD Caribe LTD Savings Incentive Plan (SIP) for Employees of Becton Dickinson Caribe LTD. The Plan is a profit sharing plan, which includes a cash or deferred contribution arrangement and employer matching contributions. The objectives of the Plan are to provide participating employees with a convenient way to obtain a beneficial interest in Becton, Dickinson and Company resulting in greater personal interest in the success of the enterprise, to encourage retirement savings on the part of these employees, and to afford additional financial security for such employees both before and after their retirement and, in the event of their death, for their beneficiaries. The Plan is hereby amended and restated effective as of January 1, 2020 to include the amendments made to the Plan over the years and to include recent amendments made to comply with the Internal Revenue Code for a New Puerto Rico, as amended (the “2011 PR Code”). The Plan is intended to be qualified under Sections 1165(a) and (e) of the Puerto Rico Internal Revenue Code of 1994, as amended (the “1994 PR Code”) and under Sections 1081.01(a) and (d) of the 2011 PR Code. The trust forming part hereof is intended to be exempt from taxation under Section 1165(a) of the 1994 PR Code and 2011 PR Code Section 1081.01(a) and pursuant to ERISA Section 1022(i)(1), under Section 501(a) of the Internal Revenue Code of 1986.

2 The rights to benefits of any Participant whose employment terminated prior to any amendment to the Plan shall be determined solely by the provisions of the Plan under which the Participant was covered, if any, as in effect at the time of such termination of employment, unless otherwise specifically provided herein.

3 BD CARIBE LTD SAVINGS INCENTIVE PLAN (SIP) FOR EMPLOYEES OF BECTON DICKINSON CARIBE LTD Amended and Restated as of January 1, 2020 ARTICLE I. DEFINITIONS 1.01 “Account” means the separate account of each Participant established in accordance with Article VI. 1.02 “Additional Deferred Contributions” means amounts deferred pursuant to Section 3.01(b). 1.03 “Additional Employee Contributions” means amounts contributed pursuant to Section 3.05(a)(ii). 1.04 “Administrative Committee” means the Committee provided for in Article X. 1.05 “Average Actual Deferral Percentage” means, with respect to a specified group of Employees, the average of the ratios for a Plan Year, calculated separately for each Employee in that group, of (a) the amount of Deferred Contributions made pursuant to Section 3.01 for a Plan Year to (b) the Employee’s Compensation for that entire Plan Year (provided that upon direction of the Administrative Committee, Compensation shall only be counted if received during the period an Employee is a Participant or eligible to become a Participant). The Actual Deferral Percentage for each group and the ratio determined for each Employee in the group shall be calculated to the nearest one-hundredth of 1 percent. For purposes of computing Average Actual Deferral Percentage, an Employee who would be a Participant but for the failure to make Basic Deferred Contributions shall be treated as a Participant on whose behalf zero (0) Basic Deferred Contributions are made. Also, for purposes of determining the Average Actual Deferral Percentage for a Plan Year, Deferred Contributions may be taken into account for a Plan Year only if they:

4 (a) Relate to compensation that either would have been received by the Employee in the Plan Year but for the deferral election, or are attributable to services performed by the Employee in the Plan Year and would have been received by the Employee within 2 ½ months after the close of the Plan Year but for the deferral election; (b) Are allocated to the Employee as of a date within that Plan Year, and the allocation is not contingent on the participation or performance of service after such date; and (c) Are actually paid to the Trustee within a reasonable period after the end of the Plan Year to which the contributions relate. 1.06 “Basic Deferred Contributions” means amounts deferred pursuant to Section 3.01(a). 1.07 “Basic Employee Contributions” means amounts contributed pursuant to Section 3.05(a)(i). 1.08 “Beneficiary” means the person or persons entitled to receive benefits under the Plan upon the death of the Participant designated from time to time in written or electronic format as provided by and filed with the Plan Administrator by a Participant to receive benefits under the Plan after his death, which designation shall not have been revoked by written or electronic notice filed with the Plan Administrator by the Participant prior to the date of death; provided, however, that the Beneficiary of a Participant shall be his Spouse, if any, unless the spouse consents to the designation of someone else as Beneficiary in a document filed with the Plan Administrator that acknowledges the effect of such election and is witnessed by a representative of the Plan or a notary public. The Spouse’s consent to the designation of someone else as the Participant’s Beneficiary shall not be required if it is established to the satisfaction of the Plan Administrator that the consent cannot be obtained because there is no Spouse, the Spouse cannot be located, or because of such other circumstances as may be prescribed in regulations issued by the United States Secretary of Labor. In the event that a Participant or former Participant dies without a surviving spouse and without having in effect at

5 the time of his death a designation of a Beneficiary made as aforesaid, his beneficiary shall be his estate. 1.09 “Benefit Commencement Date” means the first day of the first period for which an amount is paid in a lump sum. 1.10 “Board” means the Board of Directors of Becton Dickinson Caribe LTD. 1.11 “Cash Reserves” means the cash or cash equivalent investments held by the Trust in accordance with Article V. 1.12 “Catch-up Contributions” means a contribution to the Plan on a pre-tax basis in excess of the limitations of 2011 PR Code Section 1081.01(d)(7)(A), by a Participant who has attained not less than age 50 by the close of the Plan Year for which the contribution is made, subject to the limitations of 2011 PR Code Section 1081.01(d)(7)(C). 1.13 “Catch-up Contribution Account” with respect to a Participant, shall mean the account established under the Plan for such Participant representing the Catch-up Contributions plus any gains or losses allocated to such account in accordance with the provisions of the Plan, as adjusted to reflect distributions therefrom. Such account will be fully vested and non-forfeitable at all times. 1.14 “Change in Control” means the occurrence of an event described in either of the following: (a) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than Becton, Dickinson and Company, any trustee or other fiduciary holding securities under an employee benefit plan of Becton, Dickinson and Company or a corporation owned, directly or indirectly, by the stockholders of Becton, Dickinson and Company in substantially the same proportions as their ownership of stock of Becton, Dickinson and Company is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly

6 or indirectly, of securities of Becton, Dickinson and Company representing 30% or more of the combined voting power of Becton, Dickinson and Company then outstanding securities, unless through a transaction arranged by, or consummated with the approval of, the Board of Directors of Becton, Dickinson and Company; or (b) during any period of twenty-four (24) consecutive months, individuals who at the beginning of such period constitute the Board of Directors of Becton, Dickinson and Company and any new director (other than a director designated by a person who has entered into an agreement with Becton, Dickinson and Company to effect a transaction described in subsection (a) of this Section 1.14) whose election by such Board or nomination for election by the stockholders of Becton, Dickinson and Company was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof. 1.15 “Company Matching Contributions” means the amounts contributed by the Company (other than Deferred Contributions) in respect of a Participant under Section 3.04(a). 1.16 “Company Non-Elective Contributions” means contributions to the Plan made by the Company pursuant to Section 3.04(c) of the Plan. 1.17 “Company Stock” means the Common Stock of Becton, Dickinson and Company, par value $0.01 per share. 1.18 “Compensation” means the wages, salaries, and other amounts paid in respect of an employee for services actually rendered to the Company, including, by way of example, overtime, bonuses, awards and commissions, but excluding deferred compensation, stock options, and other distributions which receive special tax

7 benefits under the 2011 PR Code [and legal settle tax]. Compensation shall include Deferred Contributions. Effective for Plan Years commencing on or after January 1, 2012, the Compensation taken into account for any Plan Year for purposes of determining contributions under the Plan or the application of the nondiscrimination tests and limits under Section 3.02 of the Plan shall not exceed the limits provided under Section 401(a)(17) of the US Code (as adjusted from time to time by the United States Internal Revenue Service) and Section 1081.01(a)(12) of the 2011 PR Code. 1.19 “Corporation” or “Company” means Becton Dickinson Caribe LTD. 1.20 “Deferral Election” means an election filed by a Participant with the Plan Administrator by which the Participant agrees to have his Compensation reduced by a specified percentage and to have the commensurate amount contributed to the Plan on his behalf as a Deferred Contribution. 1.21 “Deferred Contributions” means the money contributed to a Participant’s Account by the Company, pursuant to the Participant’s Deferral Election. Deferral Contributions include Basic Deferred Contributions and Additional Deferred Contributions stated in Section 3.01. 1.22 “Disability” means a disability which has been continuous for at least six months and for which a benefit is payable under Federal Social Security Disability. 1.23 “Earnings” means the amount of earnings to be returned with an excess deferrals under Section 3.02 or excess contributions under Section 3.06, as determined in accordance with regulations prescribed under the provisions of Section 1081.01 of the 2011 PR Code or its predecessor Section 1165 of the 1994 PR Code. 1.24 “Effective Date” means February 1, 1997. 1.25 “Eligible Employee” means any Employee employed by the Company, provided that there shall be excluded (i) any person who is represented by a recognized

8 collective bargaining agent unless there is a written agreement with such bargaining agent providing for his inclusion in the Plan; (ii) independent contractors; (iii) leased employees; and (iv) non-residents of Puerto Rico. 1.26 “Employee” means any person employed by the Company, but excluding any employee who by reason of Section 16 of the United States Securities and Exchange Act of 1934, is required to report his or her trading in Shares under such Act. 1.27 “Employee Contributions” means the amount of money that a Participant elected to contribute to the Plan on an after-tax basis while an Eligible Employee, pursuant to Section 3.05(a) of the Plan. 1.28 “Enrollment Date” means the Effective Date and the first day of each month thereafter. 1.29 “Enrollment Forms” means the administrative form, either in written or electronic format, furnished by the Plan Administrator or recordkeeper designated by the Plan Administrator and completed by the Eligible Employee by which he elects to participate in the Plan, agrees to be bound by its terms, authorizes deductions from his Compensation of Deferred Contributions, authorizes Employee Contributions and designates a Beneficiary. 1.30 “ERISA” means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time. 1.31 “Fiduciary” means the Fiduciary holding the Trust or any successor. 1.32 “Furlough” means a total cessation of work or a partial cessation of work for the Company, that is initiated by the Company as a result of COVID-19, and is identified by the Company as “Furlough”. A partial cessation of work that is a Furlough may include, without limitation, a reduction in hours during the week, cycling of on and off work weeks, or some variation thereof. For purposes of clarity, a Participant who is on Furlough who otherwise meets the definition of

9 Employee remains an Employee until such time as he or she incurs a termination of employment. 1.33 “GAP Period” means the period between the last day of the Plan Year and the date of distribution of any excess Deferred Contributions. 1.34 “Group” means Becton, Dickinson and Company and any other company which is related to the Corporation as a member of a controlled group of corporations in accordance with Section 414(b) of the US Code, or as a trade or business under common control in accordance with Section 414(c) of the US Code, or any other entity to the extent it is required to be treated as part of the Group in accordance with Section 414(o) of the US Code and any regulations thereunder, or any organization which is part of an affiliated service group in accordance with Section 414(m) of the US Code. For the purposes under the Plan of determining whether or not a person is an employee and the period of employment of such person, each such company shall be included in the “Group” only for such period or periods during which such other company is a member of the controlled group or under common control. 1.35 “Highly Compensated Employee” means an individual who (a) owns more than five percent (5%) of the stock entitled to vote or of the total value of all classes of stock of the Employer; (b) owns more than five percent (5%) of the capital or of the interest in the profits of the Employer; or (c) had compensation from the Employer for the preceding taxable year in excess of the applicable limits for specific taxable year under Section 414(a)(1)(B) of the US Code, or any successor legal provision as adjusted by the Federal Internal Revenue Service (“IRS”), or as such other amount as amended from time to time in the 2011 PR Code, or as adjusted by the Secretary of the Treasury, or such other definition for highly compensated employee as provided from time to time in the 2011 PR Code. To determine whether an Employee owns more than five percent (5%) of the stock, capital or interest in the profits of the Employer, the provisions of 2011 PR Code Section 1010.04, 1010.05 and 1081.01(a)(14)(B), respectively shall apply. The

10 definition of Highly Compensated Employee shall be interpreted consistently with 2011 PR Code Section 1081.01(d)(3)(E)(iii) and any optional rules permitted by the 2011 PR Code or applicable regulations identifying Highly Compensated Employees shall be incorporated into this definition. 1.36 “Hours of Service” means, with respect to any applicable computation period: (a) The number of hours recorded on the Employee’s time sheets or other records used to record an Employee’s time for which he is directly or indirectly compensated by the Company or any member of the Group; provided that eight hours shall be credited for each calendar day which is a scheduled workday for the Company or Group member, up to a total of 501 Hours of Service on account of any single continuous period during which the Employee performs no duties, and for which the Employee is on: (1) Temporary layoff, (2) An unpaid personal leave of absence, parental leave, vacation leave, sick leave or disability leave approved by the Administrative Committee, provided he returns to employment upon the expiration of such leave, (3) Unpaid jury duty, or (4) Unpaid military leave of absence in the Armed Forces of the United States arising from a compulsory military service law or a declared national emergency and as may be approved by the Company or Group member, provided the Employee returns to the employment of the Company or Group member within 90 days (or such longer period as may be provided by law for the protection of re-employment rights) after his discharge or release from active military duty.

11 The term Hours of Service shall also include such hour for which back pay, irrespective of mitigation of damages, has been awarded or agreed by the Company or Group member. Such Hours of Service shall be credited to the Employee for the Plan Year or years to which the award pertains. (b) Hours of Service as defined above shall be computed and credited in accordance with paragraphs (b) and (c) of Section 2530.200b-2 of the Department of Labor Regulations. 1.37 “Investment Committee” means the committee appointed in accordance with Section 9.06. 1.38 “Investment Manager” means any person, firm, or corporation who is a registered investment adviser under the Investment Advisers Act of nineteen hundred forty (1940), a bank or an insurance company, who: (a) has the power to manage, acquire, or dispose of Trust’s assets; and (b) acknowledges in writing its fiduciary responsibility to the Plan. 1.39 “Non-Elective Contributions” means the non-elective contributions made by the Company in respect of a Participant under Section 4.04(c). 1.40 “Participant” means a person who has become a participant in the Plan in accordance with Section 2.01 and whose participation has not ended in accordance with Section 2.02. 1.41 “Plan” means the BD Caribe LTD Savings Incentive Plan (SIP) for Employees of Becton Dickinson Caribe LTD. 1.42 “Plan Administrator” means the person appointed as plan administrator pursuant to Section 10.09. 1.43 “Plan Year” means the calendar year.

12 1.44 “Profits” means both accumulated earnings and profits and current net taxable income of the Company before deduction for income taxes and before any contributions by the Company to this or any other employee benefits plan, as determined by their independent public accountants, in accordance with generally accepted accounting principles. 1.45 “Retirement Plan” means the BD Retirement Plan, as it may be amended and restated from time to time. 1.46 “Retirement Plan Participating Employer” means the Company or a member of the Group that has adopted the Retirement Plan. 1.47 “Rollover Contributions” means the money transferred to a Participant’s Account, pursuant to Article IV. 1.48 “Share Transaction Date” means the Valuation Date. 1.49 “Special Deposit” means amounts contributed pursuant to Section 3.05(b). 1.50 “Spouse” means any individuals who are legally married under any state law, including individuals married to a person of the same sex who were legally married in a state that recognizes such marriages, but who are domiciled in a state that does not recognize such marriages. 1.51 “Trust” means the trust where the funds are held pursuant to Article V. 1.52 “Trustee” means the respective trustee or trustees by whom the assets of the Plan are held, as provided in Article IX. 1.53 “US Code” means the United States Internal Revenue Code of 1986, as amended from time to time. 1.54 “Valuation Date” means any day on which the New York Stock Exchange or any successor to its business is open for trading or any other date designated from time

13 to time by the Administrative Committee or its delegate for determining the value of a Participant’s Accounts. The Investment Funds described in Section 5.01 shall be valued at Fair Market Value on each Valuation Date in accordance with rules established by the Administrative Committee. Whenever a withdrawal or distribution by a Participant is made, the amount paid to the Participant shall be based on the Value of the Participant’s Accounts determined as of the Valuation Date set forth in Articles VII and VIII. 1.55 “1994 PR Code” means the Puerto Rico Internal Revenue Code of 1994, as it may be amended from time to time. 1.56 “2011 PR Code” means the Puerto Rico Internal Revenue Code, as amended from time to time.

14 ARTICLE II. ELIGIBILITY AND PARTICIPATION 2.01 Eligibility. (a) Each Employee shall be eligible to become an Eligible Employee in the Plan on the Enrollment Date. (b) In the case of a Participant who had ceased to be an Employee and who is reemployed by the Company, eligibility to participate in the Plan shall commence on the Enrollment Date following the filing of an Enrollment Form with the Plan Administrator, provided said Enrollment Form is filed at least one month before the Enrollment Date. 2.02 Participation. (a) An Eligible Employee may become a Participant on any Enrollment Date by filing an Enrollment Form with the Plan Administrator at least one calendar month before the Enrollment Date. (b) Any eligible Employee may elect to make Rollover Contributions under Article IV after his Enrollment Date. 2.03 Termination of Participation. A Participant whose employment with the Company terminates shall cease to be a Participant unless the Participant is entitled to benefits under the Plan, in which event his participation shall terminate when those benefits are distributed to him.

15 ARTICLE III. CONTRIBUTIONS 3.01 Deferred Contributions. Subject to the limitation on Deferred Contributions described in Section 3.02, the Company shall contribute to the Plan during any Plan Year, in respect of each Participant in its employ, a Deferred Contribution equal to that percentage of each Participant’s Compensation that such Participant authorized in his Deferral Election for such month. A Participant may authorize in his Deferral Election that his Compensation shall be reduced by not less than 1 percent and not more than 10 percent in multiples of 1 percent, as elected by the Participant. Deferred Contributions shall be made in accordance with the following: (a) Basic Deferred Contributions. A Participant’s Compensation shall be reduced by the percentage specified in his Deferral Election as a Basic Deferred Contribution, which shall not exceed 3 percent of Compensation during the Plan Year. (b) Additional Deferred Contributions. Amounts in excess of the Basic Deferred Contribution may be contributed to the Plan as Additional Deferred Contributions. Notwithstanding the foregoing, a Participant who has currently authorized Basic Deferred Contributions on his behalf shall be limited to a maximum of 10 percent of Deferred Contributions. Deferred Contributions shall be paid to the Trustee as soon as practicable after the deduction is made from the Participant’s Compensation in accordance with ERISA. (c) A Participant may, upon not less than one month’s prior written or electronic notice to the Plan Administrator, suspend or change the rate of his Deferred Contributions. Such suspension or change will be effective as of the first day of the calendar month next following the end of the one month notice period.

16 (d) The amount of contributions so suspended may not subsequently be made up. (e) A Participant who has suspended his Deferred Contributions may, upon one month’s prior written or electronic notice to the Plan Administrator, resume such contributions as soon as practicable after the notice is received by the Plan Administrator. (f) Effective as of the pay period payable on May 1, 2020 and notwithstanding any provision of the Plan to the contrary, the rate of a Participant’s Deferred Contributions and Deferral Election pursuant to Section 3.01 shall be reduced to 0 percent automatically upon commencement of Furlough; provided, however, that such Participant may affirmatively elect to increase the rate of his Deferred Contributions and Deferral Elections under Section 3.01, within the limits specified in Section 3.01, following the date he begins Furlough by giving written or electronic notice to the Plan Administrator in accordance with Section 3.01. The Participant’s Deferred Contributions and Deferral Election pursuant to Section 3.01 in place while on Furlough will continue once the Participant ceases Furlough and returns to active employment unless he increases or decreases the rate of his Deferred Contributions and Deferral Elections in accordance with Section 3.01. 3.02 Limitations of Deferred Contributions. In no event shall the Participant’s reduction in Compensation and the corresponding Deferred Contributions made on his behalf by the Company in any calendar year exceed $15,000 for taxable year beginning on January 1, 2013 or taxable years thereafter, or any other limit established by the 2011 PR Code or the Secretary of Treasury. If a Participant’s Deferred Contributions in a calendar year reach that dollar limitation, his election of Deferred Contributions for the remainder of the calendar year will be suspended. As of the first pay period of the following calendar year, the Participant’s election of Deferred Contributions shall again become effective in accordance with his previous election.

17 3.03 Provision for Distribution of Excess Deferred Contributions on Behalf of Highly Compensated Employees. (a) The Plan Administrator shall determine, as soon as is reasonably possible following the close of each Plan Year, the extent (if any) to which Deferred Contributions by or on behalf of Highly Compensated Employees may cause the Plan to exceed the limitations of Section 3.02 for such Plan Year. If, pursuant to the determination by the Plan Administrator, and as required by the leveling method described in paragraph (b) below, such contributions may cause the Plan to exceed such limitations, then the Plan Administrator shall return to the Highly Compensated Employees any excess Deferred Contributions, together with any Earnings (determined in accordance with (c) below). If, administratively feasible, any amounts distributed shall be returned within two and one-half (2 ½) months following the close of the Plan Year for which such excess Deferred Contributions were made, but in any event no later than the end of the first Plan Year following the Plan Year for which the excess Deferred Contributions were made. (b) For purposes of satisfying the Average Actual Deferral Percentage test, the amount of any excess Deferred Contributions for a Plan Year under Section 3.02 shall be determined by application of a leveling method under which the Actual Deferral Percentage of the Highly Compensated Employee who has the highest such percentage for such Plan Year is reduced to the extent required (i) to enable the Plan to satisfy the Average Actual Deferral Percentage test, or (ii) to cause such Highly Compensated Employee’s Actual Deferral Percentage to equal the Actual Deferral Percentage of the Highly Compensated Employee with the next highest Actual Deferral Percentage. This process shall be repeated until the Plan satisfies the Average Actual Deferral Percentage test. For each Highly Compensated Employee, the amount of excess Deferred Contributions shall be equal to

18 the total Deferred Contributions made on behalf of such Highly Compensated Employee (determined prior to the application of the foregoing provisions of this paragraph (b)) minus the amount determined by multiplying the Highly Compensated Employee’s actual Deferral Percentage (determined after the application of the foregoing provisions of this paragraph (b)) by his [Compensation]. In the event that any excess Deferred Contributions were matched by the Company Contributions under Section 3.04, those Company Matching Contributions, together with earnings, shall be forfeited and used to reduce Company Contributions. (c) The amount of income or loss attributable to any excess Deferred Contributions, as determined under Section 3.03(a) (the “Excess Aggregate Deferral”) by a Highly Compensated Employee for a Plan Year shall be equal to the sum of the following: (i) The income or loss allocable to the Highly Compensated Employee’s Deferred Contributions Account for the Plan Year multiplied by a fraction, the numerator of which is the excess Deferred Contributions the denominator of which is the sum of the balance of the Highly Compensated Employee’s Deferred Contributions account as of the last day of the Plan Year reduced by income allocable to such account and increased by losses allocable to such account during the Plan Year; and (ii) The amount of allocable income or loss for the Gap Period using the “safe harbor” method set forth herein. Under the “safe harbor” method, such allocable income or loss is equal to 10% of the amount calculated under Section 3.02(c)(i) above, multiplied by the number of calendar months from the last day of the Plan Year until the date of distribution of the Participant’s excess Deferred Contributions. A distribution on or before the 15th day of the month is treated as made

19 on the last day of the preceding month, a distribution after the 15th of the month is treated as made on the first day of the next month. (d) The Plan Administrator shall not be liable to any Participant (or his/her Beneficiary, if applicable) for any losses caused by a mistake in calculating the amount of any excess Deferred Contributions by or on behalf of a Highly Compensated Employee and the income or loss allocable thereto. (e) Notwithstanding any other provision of the Plan, excess Deferred Contributions of Participants on whose behalf such excess Deferred Contributions were made for the preceding Plan Year would be recharacterized as Employee Contributions. Any such recharacterization shall be made in accordance with applicable rules and regulations under the 2011 PR Code and to the extent permitted by law shall not result in the forfeiture of any Company Matching Contribution that would have otherwise been made on such excess Deferred Contributions. 3.04 (a) Company Matching Contributions. In addition to any Deferred Contributions made on a Participant’s behalf pursuant to Section 3.01, the Company shall contribute to the Plan for each month during any Plan Year an amount equal to 100 percent of the sum of the Basic Deferred Contributions and Basic Employee Contributions made on behalf of or by the Participant during the month. The amount of Company Matching Contributions for each month shall be paid to the Trustee as soon as practicable after the end of such month. Notwithstanding any provision of the Plan to the contrary, the Company shall not make any contribution to the Plan under this Section 3.04(a) with respect to a Participant’s Basic Deferred Contributions and Basic Employee Contributions on account of payroll periods paid on or after May 1, 2020 through the end of the 2020 Plan Year.

20 (b) Profit Sharing Contributions. The Company may make special contributions to the Plan on account of any Plan Year, in an amount to be determined by the Company as of the last day of that Plan Year, on behalf of each Participant who is an Eligible Employee on the last day of that Plan Year and who has made either Deferred Contributions or Employee Contributions during that Plan Year. In no event, however, shall the sum of the contributions under Section 3.04(a) and Section 3.04(b) for any Plan Year exceed the maximum amount deductible from the Company’s income for that Plan Year under Section 1033.09(a)(1)(c) of the 2011 PR Code or any statute limiting those deductions. The special contributions shall be made from the Profits of the Company. The special contributions, if any, for each Plan Year shall be allocated among the eligible Participants in proportion to the Company’s contribution under paragraph (a) hereof. (c) Company Non-Elective Contributions. (1) Effective January 1, 2019, each Eligible Employee who is an Eligible Non-Pension Employee shall receive a Company Non-Elective Contribution credited to the Employee’s Company Non-Elective Contributions Account for each Plan Year if the Employee is employed by a Retirement Plan Participating Employer on the last business day of the Plan Year, unless not employed on such date due to death, Disability, or retirement from active employment. For purposes of this Section 3.4(c), a Participant “retires from active employment” if the Participant: (i) terminates employment after having attained age 65; or (ii) terminates employment after having attained age 55 with ten or more years of service (2) The annual Company Non-Elective Contribution shall equal 3% of the Eligible Non-Pension Employee’s Compensation attributable to the

21 portion of the Plan Year during which the Employee qualified as an Eligible Non-Pension Employee for such Plan Year. (3) Company Non-Elective Contributions shall be contributed to the Eligible Non-Pension Employee’s Company Non-Elective Contributions Account as soon as practicable after the end of each Plan Year to which the Company Non-Elective Contributions relate. (4) An “Eligible Non-Pension Employee” is an individual who satisfies the eligibility requirements in this Section 3.04 and who is hired or rehired by, or transferred to, a Retirement Plan Participating Employer on or after January 1, 2019. 3.05 (a) Employee Contributions. Any Participant may make after-tax Employee Contributions under this Section whether or not he has elected to have Deferred Contributions made on his behalf pursuant to Section 3.01. Employee Contributions shall be made in the following manner. (i) Basic Employee Contribution. A Participant may contribute up to 3 percent of his Compensation as a Basic Employee Contribution. (ii) Additional Employee Contribution. A Participant may contribute an additional 11 percent of his Compensation as an Additional Employee Contribution. Notwithstanding the foregoing, however, if the Participant has made an election under Section 3.01, the maximum percentage of Compensation which the Participant may elect to contribute under this Section 3.05 shall be equal to the excess of 14 percent over the percentage elected by the Participant under Section 3.01. Further, the maximum Basic Employee Contributions which a Participant may elect to contribute shall be equal to

22 3 percent over the Basic Deferred Contributions elected by the Participant under Section 3.01. The Employee Contributions shall be made through payroll deductions and shall be paid to the Trustee as soon as practicable after the deduction is made in accordance with ERISA. In no event shall such contribution plus the amount of any Special Deposit made pursuant to Section 3.05(b) exceed ten percent (10%) of a Participant’s aggregate Compensation since becoming a Participant in the Plan or any other limits prescribed by Section 1081.01(a)(15) of the 2011 PR Code or the regulations issued thereunder. Effective as of the pay period payable on May 1, 2020 and notwithstanding any provision of the Plan to the contrary, the rate of a Participant’s Employee Contribution pursuant to this Section 3.05(a) shall be reduced to 0 percent automatically upon commencement of Furlough; provided, however, that such Participant may affirmatively elect to increase the rate of his Employee Contributions under this Section 3.05(a), within the limits specified in this Section 3.05(a), following the date he begins Furlough by giving written or electronic notice to the Plan Administrator. The Participant’s Employee Contributions in place while on Furlough will continue once the Participant ceases Furlough and returns to active employment unless he increases or decreases the rate of his Employee Contributions in accordance with Section 3.05(a). (b) Special Deposit. In addition to or in lieu of the Employee Contributions set forth in Section 3.05(a), a Participant whose contributions pursuant to Section 3.01 and Section 3.05(a) total at least 3 percent of Compensation may make a Special Deposit under this Section 3.05(b) in the form of a personal check, cashier’s check or money order. The amount of this Special Deposit plus the amount of any Employee Contributions made pursuant to Section 3.05(a) may not exceed ten percent (10%) of the Participant’s aggregate Compensation since becoming a Participant in the Plan or any other limits prescribed by 2011 PR Code Section 1081.01(a)(15) or the regulations issued thereunder. The

23 Participant may make one Special Deposit per year in a lump sum to the Trustee at any time during the calendar year in accordance with procedures established by the Administrative Committee. A Special Deposit shall not be eligible for Company Matching Contributions pursuant to Section 3.04(a). (c) Catch-up Contributions. A Participant who has attained age fifty (50) by the end of the Plan Year may elect to have Catch-up Contributions made to the Plan on his behalf as described herein; provided, however, that a Participant may make Catch-up Contributions only if he is making Deferred Contributions in the maximum allowable under Article 3.02. Catch-up Contributions shall be made in the amount elected by the Participant up to the maximum amount elected by the Participant up to the maximum allowable under the 2011 PR Code for any Plan Year. The Participant may file a written election with the Plan Administrator electing to make Catch-up Contributions in such manner as the Plan Administrator may provide. A Catch-up Contribution shall not be eligible for Company Matching Contributions pursuant to Section 3.04(a). Effective as of the pay period payable on May 1, 2020 and notwithstanding any provision of the Plan to the contrary, the rate of a Participant’s Catch-up Contribution pursuant to this Section 3.05(c) shall be reduced to 0 percent automatically upon commencement of Furlough; provided, however, that such Participant may affirmatively elect to increase the rate of his Catch-up Contributions under this Section 3.05(c), within the limits specified in this Section 3.05(c), following the date he begins Furlough by giving written or electronic notice to the Plan Administrator. The Participant’s Catch-up Contributions in place while on Furlough will continue once the Participant ceases Furlough and returns to active employment unless he increases or decreases the rate of his Catch-up Contributions in accordance with Section 3.05(c).

24 3.06 Limitation Based on Average Actual Deferral Percentage. The following provisions shall be applied to determine the maximum amount of contributions that may be made by or on behalf of Highly Compensated Employees under the Plan: (a) The Actual Deferral Percentage for Highly Compensated Employees who are Participants or eligible to become Participants shall not exceed the Actual Deferral Percentage for all other employees who are Participants or eligible to become Participants, multiplied by 1.25. Alternatively, if the Actual Deferral Percentage does not meet the foregoing test, the Actual Deferral Percentage for Highly Compensated Employees may not exceed the Actual Deferral Percentage for all other Employees who are Participants or eligible to become Participants, plus two percentage points and such Actual Deferral Percentage multiplied by 2.0. The Administrative Committee may implement rules limiting the Deferred Contributions which may be made on behalf of some or all Highly Compensated Employees so that this limitation is satisfied. If the Administrative Committee determines that the limitation under this paragraph (a) has been exceeded in any Plan Year, the amount of Deferred Contributions made on behalf of some or all active Highly Compensated Employees shall be reduced until the provisions of this Section are satisfied. (b) For purposes of this Section 3.06, effective January 1, 2012, the plans of controlled group of companies as defined under 2011 PR Code Section 1010.04, group of related entities as defined under 2011 PR Code 1010.05 or affiliated service group as defined under Section 1081.01(14) with Puerto Rico resident participants shall be aggregated for purposes of the Average Actual Deferred Percentage of Participants. (c) Deferred Contributions subject to reduction under this Section, together with Earnings thereon, shall be paid to the Participant in accordance with Section 3.03. However, any excess Deferred Contributions for any Plan Year shall be reduced by any Deferred Contributions previously returned to the Participant

25 under Section 3.02 for that Plan Year. In the event any Deferred Contributions returned under this Section were Company Matching Contributions, such corresponding Company Matching Contributions shall be forfeited and used to reduce Company Matching Contributions. Corrections of excess Deferred Contributions shall be made on or before the last day for the filing of the income tax return of the Company (April 15 for calendar year taxpayer) including extensions granted to file the same (July 1st for calendar year taxpayer). 3.07 Limitation on Annual Contributions. Notwithstanding any other provisions of the Plan, effective for Plan Years commencing on or after January 1, 2012, the amount of contributions allocated to a Participant’s Account (excluding Rollover Contributions) under the Plan for any Plan Year will not cause annual contributions to the Plan (including contributions under all defined contribution plans maintained by the Company or affiliated companies as defined under 2011 PR Code Section 1081.01(a)(14)) to exceed the lesser of the applicable limit under US Code Section 415(c), as adjusted by the Internal Revenue Service or 100% of the Participant’s Compensation paid by the Company during the calendar year or the Plan Year, as selected by the Employer, or such other amount as may be determined from time to time in accordance with Section 1081.01(a)(11) of the 2011 PR Code. The Compensation of the Participant includes the Employer Contribution. 3.08 Vesting. (a) Vesting of Contributions. Except as provided below, the Participant shall be 100% vested in all Company and Employee Contributions. (b) Vesting of Company Non-elective Contributions. (i) A Participant’s interest in his Company Non-Elective Contributions Account (if any) shall become fully vested in him on the date of his termination of employment by reason of death, retirement or Disability,

26 or attainment of age sixty-five, whichever shall first occur, or when and if this Plan shall at any time be terminated for any reason or upon complete discontinuance of Company Non-elective Contributions hereunder. (ii) A Participant whose employment or participation in the Plan shall terminate other than upon any of the events specified in Section 3.08(i) above may have a vested interest in his Company Non-Elective Contributions Account (if any), either in full or in part, as follows: For any Participant whose employment or Participation in the Plan terminates other than upon any of the events specified in Section 3.08(i) on or after January 1, 2019, such Participant shall have a vested interest in his Company Non- Elective Contributions Account (if any), depending on his length of service in the Plan in accordance with the following schedule: Full Years of Service Vested Percentage Less than 2 0% 2 but less than 3 Years 50% 3 but less than 4 Years 75% 4 Years or more 100% (iii) Upon the occurrence of a Change in Control, each Participant’s interest in his Company Non-Elective Contributions Account (if any) shall become fully vested. (iv) For purpose of this subsection (b) above, Service shall be measured in years and months (with each 12 months of service being equivalent to one Year of Vesting Service, and with one Hours of service in any month being equivalent to one month of Service) from the date on which employment commences with the Company or member of the Group to the Employee’s termination of employment. Vesting Service shall include, by way of illustration without limitation, the following periods:

27 (1) Any leave of absence from employment which is authorized by the Company, a member of the Group, or predecessor or a corporation merged, consolidated or liquidated into the Corporation or a predecessor of the Company, or a corporation, substantially all of the assets of which have been acquired by the Company, if the Company maintains a plan of such a predecessor corporation, in accordance with uniform rules applied on a nondiscriminatory manner; and (2) Any period of military service in the Armed Forces of the United States required to be credited by law; provided, however, that the Employee returns to the employment of the Company or any member of the Group within the period his reemployment rights are protected by law. Fractional years shall be disregarded: provided, however, that all Years of Vesting Service prior to and subsequent to any termination of employment shall be aggregated for purposes of determining the Employee’s vested interest in his entire remaining Account balance. Notwithstanding the foregoing, if an Employee’s Vesting Service is severed but his is reemployed within the 12 consecutive month period commencing on his termination of employment, the period of severance shall constitute Vesting Service. (v) Notwithstanding any provision of this Plan to the contrary, contributions, benefits and Service with respect to qualified military service will be provided in accordance with US Code Section 414(u).

28 ARTICLE IV. ROLLOVER CONTRIBUTIONS 4.01 Rollover Contributions. Pursuant to the procedures established by the Administrative Committee and without regard to any limitations on contributions set forth in Article 3, the Plan may receive from a Participant, in cash, any amount previously received by him from a qualified plan within sixty (60) days after the date such distributions are received by the Participant. The Plan may receive such amount either directly from the Participant or from a qualified plan in a trust-to- trust transfer. The Plan shall not accept any amount unless such amount is eligible to be rolled over to a qualified trust in accordance with the 2011 PR Code, the regulations promulgated thereunder and any other applicable law and the Participant provides evidence satisfactory to the Administrative Committee that such amount qualifies for rollover treatment under the 2011 PR Code and that the spousal consent requirement of ERISA Section 205 were complied with, if applicable.

29 ARTICLE V. INVESTMENT OF FUNDS 5.01 Investment Funds. Except as otherwise provided in this Article V, all amounts of money, securities, or other property received under the Plan shall be delivered to the Trustee to be invested and reinvested in (1) Company Stock and/or (2) the investment options available from time to time as in accordance with the Plan and the Trust. 5.02 Cash Reserves. The Trustee may maintain Cash Reserves in the Trust to provide funds for (i) investment in Company Stock, (ii) investment in the other investment options available under the Plan, (iii) payment of expenses or taxes of the Plan and the Trust, or (iv) cash withdrawals or distributions. Cash Reserves shall be invested in a short-term interest bearing account maintained by the Trustee, all in accordance with the terms of the Plan and the Trust. 5.03 Purchase of Shares. If the Trustee shall advise Becton Dickinson Caribe LTD, the Administrative Committee or the Plan Administrator that it is not reasonably able to prudently purchase or liquidate the necessary number of shares of Company Stock on any Share Transaction Date, the number of shares of Company Stock purchased or liquidated with respect to any Participant who timely filed an election requesting the purchase or liquidation of shares of Company Stock on the Participant’s behalf, shall be reduced in proportion to the ratio which aggregate number of shares of Company Stock that the Trustee determines may prudently be purchased or liquidated on the Share Transaction Date, bears to the aggregate number of shares of Company Stock which are otherwise to be purchased or liquidated on behalf of all Participants in all jurisdictions on the Share Transaction Date. 5.04 Limits on Investment in the Company Stock Fund. Effective June 1, 2020, the provisions of this Section 5.04 shall govern a Participant’s elections with respect to the investment of his or her future contributions to the Plan or any portion of his

30 or her Accounts held under the Plan in the shares of Company Stock. Unless otherwise expressly stated, if a provision of this Section 5.04 conflicts with another provision of the Plan, the provision of this Section 5.04 shall govern. (a) On and after June 1, 2020, a Participant may not elect to invest any future contributions (including a Participant’s contributions made pursuant to Sections 3.01, 3.02 and 3.05, and any transfers to this Plan from any other tax-qualified retirement plan in shares of Company Stock if, at the time of the election, more than 10% of the balance of the Participant’s Accounts is invested in shares of Company Stock. For purposes of administering this rule and subject to the Administrative Committee’s right to adopt administrative procedures pursuant to Section 5.04(e) below, the following additional rules apply: (i) Any investment election that is in effect on June 1, 2020 that would require future contributions to be invested in shares of Company Stock and that would otherwise violate the 10% limitation set forth above shall be void and of no effect. In the absence of a Participant’s amending such investment election on or before June 1, 2020 pursuant to procedures implemented by the Administrative Committee, the Participant’s future contributions that would otherwise have been invested in the shares of Company Stock will be invested in a qualified default investment alternative selected by the Administrative Committee for this purpose. (ii) Any investment election made after June 1, 2020 that would otherwise violate the 10% limitation set forth above shall be void and of no effect. In the absence of a Participant amending such investment election or otherwise making a new investment election that complies with this Section 5.04(a), the Participant’s investment election on record with the Plan immediately prior to the Participant’s submission of the voided investment election shall

31 continue to govern the investment of the Participant’s Accounts under the Plan. (b) If the restrictions of Section 5.04(a) do not apply (such that the Participant may otherwise elect to have contributions invested in shares of Company Stock), in no event may a Participant elect to invest in shares of Company Stock more than 10% of future contributions to the Plan made by or on behalf of the Participant. In addition, regardless of whether the restrictions in Section 5.04(a) apply, a Participant may elect to invest an amount not in excess of 10% of any Rollover Contribution made pursuant to Section 4.01 in shares of Company Stock. Any investment election that would otherwise violate the provisions of this Section 5.04(b) shall be void and of no effect. In the absence of a Participant amending such investment election or otherwise making a new investment election that complies with this Section 5.04(b), the Participant’s investment election on record with the Plan immediately prior to the Participant’s submission of the voided investment election shall continue to govern the investment of the Participant’s Accounts under the Plan. Notwithstanding the foregoing, if any investment election otherwise in effect on June 1, 2020 would violate the limitations of this Section 5.04(b), then, in the absence of a Participant amending that investment election on or before June 1, 2020, pursuant to procedures implemented by the Administrative Committee, the Participant’s investment election will be modified so that the election is reduced to invest 10% of future contributions in shares of Company Stock with the remaining contribution amounts invested in a qualified default investment alternative selected by the Administrative Committee for this purpose. (c) A Participant may not elect any investment fund transfers that would increase the Participant’s investment in shares of Company Stock if, at the time of the election or as a result thereof, more than 10% of the balance of the Participant’s Accounts is or would be invested in shares of Company Stock. Any investment

32 fund transfer election that violates the provisions of this Section 5.04(c) shall be void and of no effect. (d) No investment fund reallocation election will be effective unless, after the reallocation, not more than 10% of the balance of the Participant’s Accounts is invested in shares of Company Stock. (e) The Administrative Committee may adopt administrative procedures to implement the provisions of Sections 5.04 (a)-(d). (f) Market Risk. Each Participant assumes all risk connected with any decrease in the market price of Company Stock. (g) Investment Responsibility in the Company Stock Fund. The Company Stock Fund shall at all times continue to be invested in shares of Company Stock as provided in the Plan unless the fiduciary to whom is allocated responsibility for such fund determines in its sole discretion that such investment is no longer consistent with ERISA and, if so, such fiduciary shall determine, in its sole discretion, how to liquidate the Company Stock Fund’s holdings in Company Stock. In addition, if the fiduciary to whom is allocated responsibility for the Company Stock Fund determines in its sole discretion that permitting new investments in such fund is no longer consistent with ERISA, taking into account the purpose of the fund, such fiduciary, in its sole discretion, may close the Company Stock Fund to new investments until such time as the fiduciary, in its sole discretion, determines that permitting new investments in the Company Stock Fund would be consistent with ERISA.

33 ARTICLE VI. MAINTENANCE AND VALUATION OF PARTICIPANTS’ ACCOUNTS 6.01 Account. An account shall be established for a Participant which shall reflect separately all amounts contributed by the Participant and by the Company on his behalf and the earnings thereon. The accounts and records of the Plan shall be maintained by the Plan Administrator and shall accurately disclose the status of the Account of each Participant or Beneficiary in the Plan. At least once each quarter, each Participant shall be furnished with the information required by ERISA, including but not limited to, a statement setting forth the value of his Account. 6.02 Valuation of Participant Account. The Plan Administrator shall revalue the Account and subaccounts of each Participant as of the applicable Valuation Date so as to reflect, among other things, a proportionate share in any increase or decrease in the fair market value of the assets in the Trust, as of that date as compared with the value of the assets in the Trust as of the immediately preceding Valuation Date.

34 ARTICLE VII. WITHDRAWALS DURING EMPLOYMENT 7.01 Withdrawals. As of any Valuation Date, but not more than twice in any Plan Year, a Participant may elect, upon one month’s prior written notice to the Plan Administrator, to withdraw all or any portion of the value of the units on his Account attributable to: (a) First, his Additional Employee Contributions made pursuant to Section 3.05(a)(ii), including earnings thereon; (b) Second, his Basic Employee Contributions made pursuant to Section 3.05(a)(i), including earnings thereon; (c) Third, his Rollover Contributions with earnings thereon; (d) Fourth, his Pre-April 1, 2009 Company Matching Contributions made pursuant to Section 3.04(a), including earnings thereon. No withdrawal may be made under any subsection above unless all amounts that may be withdrawn under all preceding subsections have been withdrawn. No withdrawal will be allowed by a Participant from amounts allocated to his/her Employer Profit Sharing Contribution Account or to his/her Company Non- Elective Contributions Accounts. If a Participant has attained the age of 59-1/2, a withdrawal will be allowed once in any Plan Year, upon one month’s prior written notice to the Plan Administrator. The amount of the distribution shall be withdrawn in the same order set forth in the paragraph above and from the additional accounts set forth below in the following order: (a) From his Catch-up Contributions made pursuant to Section 3.05(c), including earnings thereon;

35 (b) From his Additional Deferred Contributions made pursuant to Section 3.01(b), including earnings thereon; (c) From his Basic Deferred Contributions made pursuant to Section 3.01(a), including earnings thereon; and (d) From his Post-April 1, 2009 Company Matching Contributions made pursuant to Section 3.04(a), including earnings thereon. 7.02 Hardship Withdrawal. In the event a Participant incurs a financial hardship, he may, upon completing the appropriate forms and delivering them to the Plan Administrator at least one month prior to the proposed date of withdrawal, be permitted to withdraw, effective as of the Valuation Date next following the end of such one month notice period, all or a portion of the value of his Account attributable to his Employee Contributions, his Rollover Contributions, his Company Matching Contributions, his Catch-up Contributions and his Deferred Contributions. The amount of hardship distribution shall be withdrawn from a Participant’s Account in the following order: (a) First, his Additional Employee Contributions made pursuant to Section 3.05(a)(ii), including earnings thereon; (b) Second, his Pre-April 1, 2009 Company Matching Contributions made pursuant to Section 3.04(a), including earnings thereon; (c) Third, his Catch-up Contributions made pursuant to Section 3.05(c), including earnings thereon; (d) Fourth, his Additional Deferred Contributions made pursuant to Section 3.01(b), including earnings thereon, provided the Participant has attained age 59-1/2;

36 (e) Fifth, his Basic Deferred Contributions made pursuant to Section 3.01(a), including earnings thereon, provided the Participant has attained age 59- 1/2; A hardship withdrawal will be permitted only if the Plan Administrator or the Administrative Committee determines that the Participant has an immediate and heavy financial need and that a withdrawal from the Plan is necessary in order to satisfy such need in accordance with applicable regulations. The amount of the withdrawal may not be in excess of the amount of the financial need of the Participant, including any amounts necessary to pay any local income taxes and any amounts necessary to pay any penalties reasonably anticipated to result from the hardship distribution. For the purpose of this Section 7.02, the term “hardship” shall mean circumstances such that the participant is confronted with immediate and heavy financial need for any of the following expenses: (a) Unreimbursed medical expenses described in the 2011 PR Code incurred by the Participant, the Participant’s spouse, or any dependents of the Participant (as defined in Section 1033.18 of the 2011 PR Code); (b) Purchase (excluding mortgage payments) of a principal residence for the Participant; (c) Payment of tuition for the next 12 months of post-secondary education for the Participant, his or her spouse, children, or dependents; (d) The need to prevent eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant’s principal residence; or (e) Such other events or circumstances as the Secretary of the Treasury of Puerto Rico through regulations may permit. All of the following requirements must also be satisfied: (f) The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant;

37 (g) The Participant has obtained all distributions, other than hardship distributions, and all non-taxable loans currently available under all plans maintained by the Company; (h) The Participant’s Deferred Contributions and Employee Contributions under this Plan and all other plans of the Company will be suspended for 12 months after receipt of the hardship distribution; and (i) The Participant may not make Deferred Contributions for the Participant’s taxable year immediately following the taxable year of the hardship distribution in excess of the limitation specified in Section 3.02 for such next taxable year reduced by the amount of such Participant’s Deferred Contributions for the taxable year of hardship distribution. For purposes of paragraph (h), all plans of the company shall include stock option plans, stock purchase plans, qualified and non-qualified deferred compensation plans, and such other plans as may be designated under regulations under the 2011 PR Code. 7.03 Method of Payment of Withdrawal. The amount of any payment to be made to a Participant who has made a withdrawal under this Article VII shall be made in a single sum cash payment as soon as practicable after the Valuation Date. All payments pursuant to this Article VII shall be valued as of the Valuation Date that coincides with the processing date of the Participant’s withdrawal request or such other Valuation Date prescribed by the Administrative Committee or its delegate in accordance with rules established by the Administrative Committee for the processing of in-service withdrawal requests. In no event may a Participant receive any portion of a withdrawal payment in Company Stock. 7.04 Eligible Distribution under AD 17-29. (a) A Participant who is a bona fide resident of Puerto Rico, as defined under the 2011 PR Code, will be eligible to make an Eligible Distribution from

38 the Plan, as described in this section, subject to compliance with the Administrative Determination No. 17-29 issued on November 15, 2017 (“AD No. 17-29”) by the Secretary of the Treasury of Puerto Rico; (b) An Eligible Distribution is a distribution from the Plan made during the period from September 20, 2017 to November 30, 2018 to a Participant that is a bona fide resident of Puerto Rico, as defined under the 2011 PR Code, during the calendar year 2017 and 2018 to cover the damages or losses suffered as a result of the passage of Hurricane María and extraordinary and unexpected expenses to cover basis needs in the wake of the disaster incurred by the Participant, his or her spouse, descendants or ascendants (“Eligible Distributions”); (c) Such Eligible Distributions will be subject to the following requirements: (i) The amount of the Eligible Distribution may not be in excess of $100,000. (ii) The first $10,000 will not be subject to any type of tax withholding at source, and will be exempt from regular income tax and the alternative basic tax, as provided in the AD No. 17-29. (iii) Any Eligible Distribution in excess of $10,000 and up to the limit of $100,000 will be subject to a preferential income tax rate and withholding at source of ten percent (10%). (iv) The Participant must submit to the Plan Administrator a sworn statement certifying that (i) he or she is a bona fide resident of Puerto Rico for the years 2017 and 2018; (ii) the sum of all the Eligible Distributions requested from September 20, 2017 until the application date from all his or her Puerto Rico retirement plans and IRAs; and (iii) that the amount requested will be used to cover expenses related to losses sustained due to the impact of Hurricane María, extraordinary expenses incurred to cover basic needs after Hurricane María or to compensate for income not earned after the

39 passage of Hurricane María, among other specific certifications as detailed in the AD No. 17-29. Such sworn statement shall be in the application form provided by the Plan Administrator. (v) The amount of the Eligible Distribution shall be withdrawn from a Participant’s Account in accordance with the order established in Section 7.02. (vi) The Participant that receives an Eligible Distribution will not be subject to the requirements under paragraphs (f), (g), (h) and (i) of Section 7.02, above. 7.05 2020 Eligible Distribution under Circular Letters 20-09 and 20-23. (a) A Participant who is a bona fide resident of Puerto Rico, as defined under the 2011 PR Code, in the year 2020 will be eligible to make a 2020 Eligible Distribution from the Plan, as described in this section, subject to compliance with Circular Letter No. 20-09 and Circular Letter 20-23 (collectively, the “Circular Letters”) issued the by the Secretary of the Treasury of Puerto Rico; (b) A 2020 Eligible Distribution is a distribution from the Plan made during the period from February 20, 2020 to June 30, 2020 to a Participant that is a bona fide resident of Puerto Rico, as defined under the 2011 PR Code, during the calendar year 2020 to cover the damages or losses suffered and extraordinary expenses incurred by the Participant, his or her spouse, offspring or parents (“2020 Eligible Distributions”) due to the 2020 earthquakes and aftershocks, and the COVID-19 pandemic (“Natural Disaster”). Eligible expenses include, but are not limited to, those incurred for: Repairing damages caused to a residence, commercial establishment or a motor vehicle; Inspecting real property to ensure it meets the established building codes; Repairing real property in conformity with established building codes;

40 Purchasing a new principal residence or a commercial establishment due to the Natural Disaster; Paying medical expenses; Replacing or repairing real estate; Acquiring or repairing electric power generators; Paying for lodging and food due to the total or partial destruction of the principal residence; or Payment or recovery arising from damages, losses (including loss of income), and extraordinary expenses incurred as a result of the COVID-19 emergency. (c) Such 2020 Eligible Distributions will be subject to the following requirements: (i) The amount of the 2020 Eligible Distribution may not be in excess of $100,000. (ii) The first $10,000 will not be subject to any type of tax withholding at source, and will be exempt from regular income tax and the alternative basic tax. (iii) Any 2020 Eligible Distribution in excess of $10,000 and up to the limit of $100,000 will be subject to a preferential income tax rate and withholding at source of ten percent (10%). (iv) The Participant must submit to the Plan Administrator a sworn statement certifying that (i) he or she is a bona fide resident of Puerto Rico for the years 2020; (ii) the sum of all the 2020 Eligible Distributions requested from February 20, 2020 until the application date from all his or her Puerto Rico retirement plans and IRAs; and (iii) that the amount requested will be used to cover eligible expenses, among other specific certifications as detailed in the Circular Letters. Such sworn statement shall be in the application form provided by the Plan Administrator.

41 (v) Notwithstanding any provision in this Plan to the contrary, the amount of the 2020 Eligible Distribution shall be withdrawn from a Participant’s Account in an order established by or consistent with the Circular Letters or other applicable guidance issued by the Puerto Rico Treasury Department. (vi) The Participant that receives a 2020 Eligible Distribution will not be subject to the requirements under paragraphs (f), (g), (h) and (i) of Section 7.02, above.

42 ARTICLE VIII. DISTRIBUTIONS UPON TERMINATION OF EMPLOYMENT 8.01 Termination of Employment. Upon a Participant’s termination of employment, there shall be paid to him in a lump sum the entire balance in his Account. 8.02 Distributions. (a) Except as otherwise provided herein, the Benefit Commencement Date shall be as soon as administratively practicable following the later of (i) the Participant’s termination of employment or (ii) the 65th anniversary of the Participant’s date of birth (but not more than 60 days after the close of the Plan Year in which the later of (i) or (ii) occurs). (b) In the event a Participant’s termination of employment occurs before he attains age 65, the Participant may elect in writing, within the 90-day period ending on his Benefit Commencement Date, to receive the entire interest in his Account. If the Participant elects not to receive the balance in his Account upon his termination of employment, he may elect to have the distribution made as of any Valuation Date coincident with or following his termination of employment, which is before the date described in (a) above. However, if the amount in the Participant’s Account does not exceed $5,000, then such amount shall be paid as soon as practicable following the Participant’s termination of employment. (c) Upon the death of a Participant while an Employee, the entire amount credited to his account shall be paid to his Beneficiary in a cash lump sum. (d) Distributions from a Participant’s Account shall be made in cash. Distributions to a Beneficiary shall always be in cash. (e) If a Participant with an account balance of not less than $5,000 upon termination of employment decides not to receive a distribution of his

43 Account until a future Valuation Date, he may not request withdrawals under the provisions of Article VII. 8.03 Direct Rollover Distributions. A Participant or Beneficiary who is eligible to receive a distribution from the Plan which constitute an eligible rollover distribution under 2011 PR Code Section 1081.01(b)(2), may direct the Company to transfer all or any part of such distribution to a retirement plan qualified under the provisions of Section 1081.01(a) or to an individual retirement account described in 2011 PR Code Section 1081.02.

44 ARTICLE IX. CUSTODY AND INVESTMENT OF CONTRIBUTIONS 9.01 Establishment of Trust. Becton Dickinson Caribe LTD shall establish a Trust with a Trustee approved by its Board of Directors under a Trust Agreement to which all contributions to be made hereunder shall be transferred. The Trust Agreement shall provide, among other things, that all funds received by the Trustee thereunder will be held, managed, invested, and distributed by the Trustee in accordance with the Trust Agreement and the Plan, that any funds paid to the Trustee shall not under any circumstances revert to the Company, other than those referred to in Section 9.03 below, and that the Board may change the Trustee from time to time in its sole discretion. Expenses of the Plan may be paid by the Trust to the extent they are not paid by the Company. No person shall have any interest in, or right to, the Trust or any part thereof, except as expressly provided in the Plan or the Trust Agreement. Any provisions of the Plan to the contrary, notwithstanding, and except for the payment of expenses, no part of the assets of the Trust shall, by reason of any modification, amendment, termination, or otherwise, be used for or diverted to purposes other than for the exclusive benefit of Participants and Beneficiaries. The Trustee shall hold and manage the assets of the Plan, subject to the right of the Investment Committee to appoint an Investment Manager for all or any portion of the Trust fund and to the right of Participants to direct the investment of their Accounts in accordance with Section 9.02 below. 9.02 Investment of Funds. As soon as practicable after the receipt of contributions pursuant to Article III and Article IV, the Trustee, subject to the terms of the Trust Agreement entered into with the Corporation or Becton, Dickinson & Company pursuant to Section 9.01, shall invest such contributions as the Participant directs from among such investment options selected by the Investment Committee and made available by the Company from time to time. The Investment Committee

45 may change the investment options offered under the Plan at any time, including with respect to already invested amounts. The Plan Administrator shall prescribe the manner in which such directions may be made or changed and the dates as of which they shall be effective. 9.03 Non-Reversion. No contribution to the Plan shall be refunded to the Company unless such contribution was: (a) Conditioned upon the tax deductibility of such contribution, and the deduction is disallowed; it shall be presumed that all contributions are conditioned upon tax deductibility; (b) As a result of a mistake of fact; or (c) Conditioned upon the Department of Treasury of Puerto Rico’s initial determination that the Plan complies with the requirements of Section 1165 of the 1994 PR Code and the Plan fails to obtain said determination. If such is the case, the Plan shall be null and void from the Effective Date and any contributions shall be returned to all contributors within one year following the determination that the Plan does not meet such requirements, unless the Company elects to make the changes to the Plan necessary to receive a determination from the Department of Treasury of Puerto Rico that the requirements of 1994 PR Code Section 1165 are met. This provision shall apply to subsequent requests for determinations as to the continued qualification of the Plan. Such refund must be made, if requested by Company, within one year from the date of a contribution made as a result of a mistake of fact, or from the date of disallowance of a deduction, or from the date that the determination that the Plan does not meet the requirements of the 2011 PR Code was made, as the case may be. Any contribution returned pursuant to paragraph (a), (b) or (c) above shall only be adjusted to reflect its proportionate share of the Trust’s loss, if any.

46 9.04 Participant Directed Investments. Effective as of April 1, 2009, a Participant shall have the exclusive right to direct the investment of amounts credited to his Account, in accordance with Section 6.2. (a) In general, a Participant must direct the investment, or change the direction of the investment, of the amounts credited to his Account by communicating such direction to the Plan Administrator (or its agent), in writing, on forms provided by the Plan Administrator or through a telephone enrollment system provided for such purpose (or through any other method made available by the Plan Administrator), in accordance with such rules as may be established by the Plan Administrator. Any investment direction submitted by a Participant must specify, in one percent (1%) increments, the percentage of his Account and ongoing contributions to be invested in one or more of the Separate investment options selected by the Investment Committee from time to time, pursuant to Section 9.2(b). The investment direction submitted by a Participant shall be applicable to all contribution types made pursuant to Article III and IV of the Plan. Subject to Section 5.04, a Participant may change his/her investment options, as of any Valuation Date with respect to contributions to be credited from then on, by giving notice to the Administrative Committee in such manner and within the time limit prescribed by the Administrative Committee Any Change in investment election shall be applicable to future contributions only. Subject to Section 5.04, changes with respect to the allocation percentage of the investment election can be made in one percent (1%) increments by given notice to the Administrative Committee in such manner and within

47 the time prescribed by the Administrative Committee and shall become effective as soon as practicable the month following the notice of change in allocation percentage of the investment election. The reallocation election shall be effective for all existing Account balances. (b) The separate investment options made available under the Plan from time to time shall be selected by the Investment Committee, and the Investment Committee shall have the authority and discretion to add, remove or substitute any of the investment options from time to time, as it deems appropriate. (c) The Participant will have the sole responsibility for the investment of his Account among the available investment options, and no fiduciary or other person will have any liability for any loss or diminution in value resulting from a Participant’s exercise of such investment responsibility. It is intended that Section 404(c) of ERISA will apply to a Participant’s exercise of investment responsibilities under this Plan and that the Plan Administrator and/or Investment Committee will take all actions required to comply with the provisions of Section 404(c) of ERISA. 9.05 Section 404(c) Compliance. The Plan is intended to be an “ERISA Section 404(c) plan” as described in Section 404(c) of ERISA and Title 29 of the Code of Federal Regulations Section 2550.404c-1, and shall be administered and interpreted in a manner consistent with that intent. The investment direction requirements of Department of Labor regulation Sections 2550.404c-1(b)(2)(i)(B)(1)(iv) and (b)(2)(i)(A), and the requirements relating to the investment alternatives under the Plan, are intended to be satisfied by Section 9.04 above, in each case taking into account related communications to Participants and beneficiaries under the summary plan description for the Plan and other communications. For purposes of ERISA Section 404(c), the “identified plan fiduciary” obligated to comply with Participant and Beneficiary investment instructions (except as provided in such

48 section and the regulations thereunder), the identified plan fiduciary obligated to provide Participants and Beneficiaries with the materials set forth in Department of Labor regulation Section 2550.404c-1(b)(2)(i)(B), and the identified plan fiduciary obligated to comply with the confidentiality requirements and procedures under Department of Labor regulation Section 2550.404c-1(d)(2)(ii)(E)(40 (viii)) relating to employer securities shall be the Plan Administrator. The Plan Administrator may decline to implement Participant and Beneficiary investment instructions which would result in a prohibited transaction, described in ERISA Section 406. 9.06 Appointment of Investment Committee. The Investment Committee shall retain the responsibility for the fiscal management of the Plan. The Investment Committee shall consist of 3 or more members, including the Becton, Dickinson and Company Chief Financial Officer and such other individuals appointed by the Chief Financial Officer. The Chief Financial Officer shall have the authority to appoint and remove Investment Committee members. The Investment Committee may retain direct responsibility for the funding policies and investments of the Plan in accordance with the terms of the Plan or it may appoint an investment manager or managers, including, but not limited to, the Trustee. 9.07 General Powers, Rights and Duties of the Investment Committee. Except as otherwise specifically provided and in addition to the powers, rights and duties specifically given to the Investment Committee elsewhere herein and in the Trust Agreement, the Investment Committee shall have the following rights, power and duties: (a) to review and approve investment policy guidelines; (b) to determine the number and types of investment choices available to Participants, consistent with the Company’s philosophy;

49 (c) subsequent to the determination of the number and types of investment options to be offered, (i) to select the mutual funds offered; and (ii) to appoint the investment managers, as defined in ERISA Section 3(38) (“Investment Managers”) for the options offered that are not mutual funds; (d) to execute and direct the trustee to execute, any agreement, representations and other documents with brokers, dealers, futures commission merchants and other counterparties necessary or appropriate to facilitate investment transactions for the Plan; (e) to direct the Trustee to the extent required under the terms of any trust agreement, or to appoint an Investment Manager, with the authority to so direct the Trustee, with respect to the acquisition, retention and disposition of Plan assets and with respect to the exercise of investment powers, authorities and discretions relating to such assets; (f) to furnish the Trustee and the Company with such information as may be required by them for any purpose related to the Plan; (g) to adopt such rules of procedure and regulations as in the Investment Committee’s opinion may be necessary for the proper and efficient performance of the Investment Committee’s duties and responsibilities; (h) to employ agents, attorneys, accountants, investment advisors and other persons and to delegate to them and allocate among them, in writing, such powers, rights and duties as the Investment Committee may consider necessary or advisable to property carry out the Investment Committee’s responsibilities, and in the same manner to revoke such delegation and allocation; the acceptance of such written allocation or delegation shall also be in writing; any action of the delegate or person to whom responsibilities have been allocated shall have the same force and effect for all purposes hereunder as if such action had been taken by the Investment Committee; neither the Investment Committee nor any of its

50 members shall be liable for the acts or omissions of such delegates or persons to whom responsibilities have been allocated except as required by law; (i) to appoint, terminate and replace Trustees and custodians of the Plan; and (j) to appoint an investment advisor (“Advisor”), and to review and monitor the performance of the Advisor.

51 ARTICLE X. ADMINISTRATION OF PLAN 10.01 Administrative Committee. The general administration of the Plan and the responsibility for carrying out the provisions of the Plan shall be placed in an Administrative Committee of not less than three members appointed from time to time by the Board and approved by the Board of Directors of the other Company adopting the Plan. The members of the Administrative Committee are “named fiduciaries” within the meaning of Section 402(a)(2) of ERISA. 10.02 Appointment of Subcommittees. The Administrative Committee may appoint such officers and/or subcommittees with such powers as it shall determine and may authorize one or more of its number or any agent to execute or deliver any instrument or make any payment on its behalf. The Administrative Committee may designate and allocate any fiduciary responsibility to one or more of its members or to any other person or persons. It may retain counsel, employ agents, and provide for clerical and accounting services, as it may require. The foregoing sentence shall in no way affect the duty and obligation of the Plan Administration to retain such agents as it may require in connection with the carrying out of his duties and to engage an independent, qualified public accountant, as provided in Section 10.09. 10.03 Meetings of Administrative Committee. The Administrative Committee shall hold meetings upon such notice at such places and at such times as it may from time to time determine. A meeting may be held in any manner as may be determined by the Administrative Committee, but in any event, where all members are not physically present, the actions of the Administrative Committee shall be reduced to writing and sent to all members within ten days of the date of such meeting. 10.04 Quorum. A majority of the Administrative Committee shall constitute a quorum, and any action which the Plan authorizes or requires the Administrative Committee to take shall require the written approval or the affirmative vote of a majority of its members.

52 10.05 Compensation to Administrative Committee. Members of the Administrative Committee shall not be paid any compensation from the assets of the Plan. 10.06 Rules of Administration. Subject to the provisions of the Plan, the Administrative Committee shall from time to time establish rules for the transaction of its business. The determination of the Administrative Committee as to any disputed question pertaining to the Plan shall be conclusive. 10.07 Insurance. The Company shall maintain and keep in force such insurance as the Company shall deem necessary to insure and protect the Company’s directors, officers, employees, and any appropriately authorized delegates or appointees of them against any and all claims, damages, liabilities, loss, cost, or expenses (including attorneys’ fees) arising out of or resulting from (including failure to act with respect to) any responsibility, duty, function, or activity of any such person in relation to the Plan; provided, however, that such insurance shall not extend to any matter as to which it shall have been adjudged by any court of competent jurisdiction that such person or persons had acted in bad faith or was guilty of negligence in the performance of his duties. In lieu of, as a supplement to, or in addition to the insurance referred to in the foregoing sentence, the Company may elect to indemnify and hold harmless the Company’s directors, officers, employees, and any appropriately authorized delegates or appointees of them (who shall be in the employ of the Company) against any and all claims, damages, liabilities, cost or expenses (including attorneys’ fees) arising out of or resulting from (including failure to act with respect to) any responsibility, duty, function, or activity of such person in relation to the Plan; provided, however, that no such indemnification shall extend to any matter as to which it shall have been adjudged by any court of competent jurisdiction that such person or persons had acted in bad faith or was guilty of negligence in the performance of his or her duties, unless such court shall, in view of all the

53 circumstances of the case, determine that such person is fairly and reasonably entitled to indemnification. 10.08 Resignation. Any member of the Administrative Committee may resign by delivering his written resignation to the Board. Any member of the Administrative Committee may be removed by the Board with the approval of the Board of Directors of any other Company adopting the Plan and such removal shall be effective at such time as is provided for by the Board. Notice of such removal shall be conveyed to the member so removed in the manner provided by the Board. 10.09 Plan Administrator. The Administrative Committee shall designate one person (and if so elects, remove such person and appoint another), who may be a member of the Administrative Committee, to be the “Plan Administrator” within the meaning of Section 3(16)(A) of ERISA. (In addition, the Administrative Committee shall designate and appoint an alternate Plan Administrator (and if so elects, remove such person and appoint another), which shall serve as Plan Administrator during any ongoing absence of the Plan Administrator). The Plan Administrator shall be responsible for the day-to-day administration of the Plan and for the duties and obligations imposed on the Plan Administrator by ERISA. In fulfilling such duties and obligations, the Plan Administrator may engage such agents as he shall require to perform clerical, recordkeeping and other services in connection with the administration of the Plan. In addition, the Plan Administrator shall, subject to the approval of the Administrative Committee, engage an independent, qualified public accountant (and if the Plan Administrator elects, subject to the approval of the Administrative Committee, remove and appoint another such accountant) which in either case shall audit the Plan and its assets in accordance with ERISA. 10.10 Responsibilities of Plan Administrator. The Plan Administrator, subject to the Administrative Committee’s determination, shall have the right to interpret the terms and provisions of the Plan and to determine any and all questions arising

54 under the Plan or in connection with the administration thereof, including, without limitation, the right to remedy or resolve possible ambiguities, inconsistencies or omissions, by general rule or particular decision. To the extent permitted by law, all findings of fact, determinations, interpretations, and decisions of the Plan Administrator and the Administrative Committee shall be conclusive and binding upon all persons having or claiming to have any interest or right under the Plan. Records of administration of the Plan shall be kept, and Participants and their Beneficiaries may examine records pertaining directly to themselves. The Plan Administrator shall be responsible for the determination of the value of a Participant’s Account. Any notice from the Plan Administrator to a Participant or Beneficiary with respect to the Plan Administrator’s determination of such individual’s account balance shall be in writing. In the event that the Participant or Beneficiary shall dispute such determination of the Plan Administrator, he shall give written notice thereof, setting forth the specified reason for so questioning the determination of the Plan Administrator. Any Participant or Beneficiary who so disputes any such determination of the Plan Administrator shall have the right to request the Administrative Committee to review the determination of the Plan Administrator. Such request shall be in writing and must be made within 60 days of the receipt of the written notice of the Plan Administrator or such longer time as the Administrative Committee, under uniform rules, determines. Such review by the Administrative Committee shall be held within a reasonable time of the receipt of the request for a review in compliance with ERISA and other applicable laws and regulations. 10.11 Funding Policy. The Administrative Committee shall establish and carry out a funding policy consistent with the objectives of the Plan and ERISA. The foregoing is intended to satisfy the requirement of Section 402(b)(1) of ERISA and shall not be interpreted as placing any obligation on the Administrative Committee with respect to Company contributions and the amount thereof. The determination with respect to the amount of, and the payment of, Company contributions rests solely with the Company.

55 10.12 Named Fiduciaries. This Article provides for “ named fiduciaries” , as required by Section 402(a)(1) of ERISA and a procedure for the allocation of responsibilities, as required by Section 402(b)(2) of ERISA. Any fiduciary hereunder, including a named fiduciary, who allocates responsibility as herein provided shall not be responsible for the actions of the person to whom the responsibility is allocated, except as provided in Section 405(c)(2) of ERISA. 10.13 Records and Reports. The Plan Administrator shall keep a record of all actions taken and shall keep all other books of account, records, and other data that may be necessary for proper administration of the Plan and shall be responsible for supplying all information and reports to the United States Internal Revenue Service, United States Department of Labor, Department of Labor of Puerto Rico, Department of the Treasury of Puerto Rico, Participants, Beneficiaries and others as required by law.

56 ARTICLE XI. AMENDMENT, TERMINATION OR PERMANENT DISCONTINUANCE OF CONTRIBUTIONS 11.01 Amendment. The Company reserves the right at any time and from time to time to modify or amend in whole or in part any or all provisions of the Plan in accordance with any manner permitted under its charter, provided that no modification or amendment shall be made that shall affect adversely any right or obligation of any Participant or their Beneficiaries with respect to contributions theretofore made or that shall make it possible for any fund paid to the Trustee to revert to the Company. Notwithstanding the foregoing, any modification or amendment of the Plan may be made, retroactively if necessary, that the Company deems necessary that the Company deems necessary or proper to bring the Plan into conformity with any law or governmental regulation relating to plans or trusts of this character, including the qualification of any trust created under the Plan as an exempt trust under the 2011 PR Code or any amendment thereof. 11.02 Termination. The Company may terminate the Plan or each Company individually may decide to terminate its participation in the Plan or collectively or individually completely discontinue contributions hereunder for any reason at any time. The rights of all Participants to their account balances shall at all times be non- forfeitable.

57 ARTICLE XII. GENERAL PROVISIONS 12.01 Trust. No part of the Trust shall be used for or diverted to purposes other than for the exclusive benefit of Participants or their Beneficiaries. 12.02 Written Statement. As soon as practicable after the close of each Plan Year, the Plan Administrator shall cause to be sent to each Participant a written statement of his account as of the close of such Plan Year. 12.03 Market Price. Each Participant assumes all risk connected with any decrease in the market price of Company Stock. 12.04 Cost and Expenses. Brokerage commissions, transfer taxes, and other charges and expenses in connection with the purchase or sale of securities shall be added to the cost of such securities or deducted from the proceeds thereof, as the case may be. All other costs and expenses incurred in administering the Plan shall be paid by the Plan unless they are paid by the Company. 12.05 Inability of Participant to Receive Distribution. In the event that the Plan Administrator shall find that a Participant or any other person entitled to any payment under the Plan is unable to care for his affairs because of illness or accident, or for any other reason, any such payments shall be made to a duly appointed guardian, conservator, committee, or other legal representative, upon submission of evidence that said persons were duly appointed by a court of competent jurisdiction to manage the assets of the Participant or Beneficiary and any such payment so made by the Plan Administrator shall be a complete discharge of the liabilities of the Plan therefor. 12.06 Participant’s Rights. The establishment of the Plan shall not be construed as conferring any legal rights upon any Employee or any person for a continuation of employment, nor shall it interfere with the rights of the Company to discharge any

58 Participant and to treat him without regard to the effect that such treatment may have upon him as a Participant. 12.07 Participant’s Information. Each Participant shall be required to furnish the Plan Administrator with such information and data as may be considered necessary by the Plan Administrator for the proper Administration of the Plan. Evidence and data submitted in conjunction with the retirement program of the Corporation may be accepted and used by the Plan Administrator under the Plan. 12.08 Alienation. Except as may be required to comply with a qualified domestic relations order in accordance with Section 206(d) of ERISA, no right or interest of any Participant or Beneficiary under the Plan or in any Trust established hereunder shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; nor shall any right or interest by in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the person entitled thereto; and if any Participant or Beneficiary becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge any rights or interest in the Plan, except as specifically provided herein, then the Plan Administrator, to the extent permitted by law, shall hold or apply the right or interest hereunder of such Participant or Beneficiary to or for the benefit of such Participant or Beneficiary, as the case may be, or his spouse, children, or other dependents or any of them, any distribution due an alternate payee under a qualified domestic relations order may be made as soon as practicable following the earliest date specified in such order or as otherwise permitted under such order, pursuant to an agreement between the Plan and the alternate payee; provided, however, that if the amount of the distribution exceeds $5,000, the alternate payee must consent to the distribution, otherwise, it may not be payable before the earliest of (a) the Participant’s termination of employment, (b) the time such amount could be withdrawn under Article VII, or (c) the Participant’s attainment of age 50.

59 12.09 Company Records. The records of the Company concerning compensation and the data and circumstances of termination of employment may be accepted by the Plan Administrator as conclusive for purposes of the Plan. 12.10 Transfer to Another Plan. Anything in the Plan to the contrary notwithstanding, if the employment of a group of Participants is terminated as a result of the transfer of a part of the business of the Company or any other Corporation to another corporation (whether or not affiliated with the corporation) or if as a result of the merger of the company or any other Corporation with another corporation, Participants become employees of such other corporation, the Administrative Committee, with the approval of the Board or the board of directors of such other company (as the case may be) and to the extent not inconsistent with the terms of any applicable purchase and sale agreement, may determine or cause to be determined the value of the Account of each such Participant at the Valuation Date next following or coinciding with the date of such transfer or merger and amounts equal in value thereto in cash (or at the election of the Administrative Committee, and if feasible, in kind) may be transferred as of the Valuation Date next following or coincident with the date of such transfer or merger as a vested benefit of each such Participant to the trustee of an employee plan meeting the requirements for qualification under the laws of the Commonwealth of Puerto Rico with respect to which such other corporation is an employer, or to the extent permitted under applicable law, may be paid directly to each such Participant. 12.11 Merger or Consolidation. In the event any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Trust to another trust fund held under any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of this Plan, the assets of the Plan applicable to such Participant shall be transferred to the other trust fund only if each Participant would (if either this Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer that is

60 equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if this Plan had then terminated). 12.12 Governmental Approval. It is the intention of the Company to obtain a determination from the Department of Treasury of the Commonwealth of Puerto Rico to the effect that (i) the Plan as in effect from time to time meets the requirements of Sections 1081.01(a) and 1081.01(d) of the 2011 PR Code and that the trust which forms part of the same is exempt in accordance thereto and (ii) any contributions made by the Company under the Plan are deductible for income tax purposes under Section 1033.09(a)(1)(C) of the 2011 PR Code. 12.13 Gender. Where used herein, unless the context otherwise indicates, words in the masculine form shall be deemed to refer to females as well as to males.

61 ARTICLE XIII. RIGHTS AND RESTRICTIONS APPLICABLE TO SHARES 13.01 Voting of Shares. (a) Notwithstanding any other provision of the Plan to the contrary, all shares of Company Stock (including any fractional shares) held in the Trust shall be voted by the Trustee at the direction of Participants in accordance with this Section 13.01. (b) Before each annual or special meeting of shareholders of Becton, Dickinson and Company, there shall be promptly sent to each Participant who has Company Stock credited to his or her Account on the record date of such meeting, all materials that a Becton, Dickinson and Company shareholder would receive with respect to such meeting, including, but not limited to, notices, proxies, financial statements, and Becton, Dickinson and Company’s proxy solicitation materials, together with a form directing the Trustee on how to vote. Each participant shall have the right to direct the Trustee with respect to the voting of Company Stock allocated to his or her Account as of the Valuation Date next preceding the proxy administrator’s date for preparation of proxy material. In addition, each Participant shall separately have the right to direct the Trustee with respect to the voting at such annual or special meeting such portion of any other Company stock held in the Trust as of such record date (including any Company Stock allocated to Participants’ Accounts for which voting instructions have not been received by the Trustee) as is equal to the product of (i) the total number of such other shares of Company Stock held in the Trust, multiplied by (ii) a fraction, the numerator of which is the total number of shares of Company Stock credited to such Participant’s Account as of the Valuation Date for which voting instructions have been received, and the denominator of which is the total number of shares of Company Stock held in the Trust

62 that are credited to all Participants’ accounts as of such Valuation Date for which voting instructions have been received. (c) All voting directions under this Section 13.01 shall be given to the Trustee in writing in such form and manner as Becton, Dickinson and Company shall prescribe and shall remain in the strict confidence of the Trustee. Upon receipt of such directions, the Trustee shall vote the Company Stock in accordance therewith. (d) In the event consents, authorizations or other such solicitations are made with respect to shares of Company Stock in lieu of a meeting, then the Trustee’s vote or action on any such solicitation with respect to Company Stock held in the Trust shall be directed by Participants to the maximum extent practicable, as determined by Becton, Dickinson and Company, in a manner that is consistent with this Section 13.01. 13.02 Tender Offer. (a) In the event any transaction which is evidenced by the filing of a Statement on Schedule 14D-1 with the Securities and Exchange Commission under the United States Securities Exchange Act of 1934, or in the event of any other similar transaction (a “Tender Offer”), including, but not limited to, a “self-tender”, then, notwithstanding any other provision of the Plan to the contrary, all, any part or none of the shares of Company Stock (including any fractional shares) held in the Trust shall be tendered and sold or exchanged pursuant to such Tender Offer by the Trustee at the direction of Participants in accordance with this Section 13.02. (b) Promptly upon written receipt of such Tender Offer, the Trustee shall notify each participant in writing of such Tender Offer and the principal terms thereof and shall cause to be delivered to each Participant copies of all materials that the Trustee would receive as a shareholder of Becton,

63 Dickinson and Company with respect to such Tender Offer, including, but not limited to, prospectuses and financial statements. (c) Each Participant shall have the right to direct the Trustee to tender and sell or exchange, pursuant to such Tender Offer, all, any part or none of that number of shares of Company Stock credited to the Participant’s account as of the Valuation Date next preceding the date the Trustee is notified of the initiation of such Tender Offer. In the event a Participant fails to provide instructions to the Trustee, such Participant shall be deemed to have elected not to tender those shares of Company Stock to which the instruction would have related. Such instructions shall be given to the Trustee in such form and manner as the Trustee shall prescribe. Any such directions shall remain in the strict confidence of the Trustee. (d) Subject to Section 13.02(c), the Trustee shall tender, sell or exchange, to the extent that the Tender Offer is accepted, that number of shares of Company Stock for which valid and timely directions to do so have been received and not subsequently been revoked by Participants prior to the expiration date of the Tender Offer to which such directions relate. In addition, the Trustee shall withdraw, prior to the withdrawal date of the Tender Offer, that number of shares of Company Stock for which the Trustee receives directions to withdraw. (e) Except as to shares of Company Stock sold or tendered under this Section 13.02, the Trustee is prohibited from tendering, or otherwise selling or exchanging, or depositing, or forwarding for sale or exchange, any shares of Company Stock held by it pursuant to the Plan, and from making any purchases of shares of Company Stock pursuant to the Plan during the pendency of the Tender Office.

64 13.03 Shares of Company Stock. (a) Shares of Company Stock held or distributed by the Trustee may include such legends or may be subject to such terms, conditions, stop-transfer orders, or other restrictions on transferability as Becton, Dickinson and Company may reasonably require in order to assure compliance with the applicable (i) securities or other laws of Puerto Rico, (ii) rules of any governmental authority thereunder, or (iii) the terms of the Plan. (b) Each Participant who has shares of Company Stock distributed to him or her from the Trust shall be issued a certificate for the shares of Company Stock. Such certificate shall be registered in the name of the recipient, and, in accordance with Section 13.03(a), may bear an appropriate legend reciting the terms, conditions and restrictions applicable to such Company Stock, if any, and may be subject to appropriate stop-transfer orders. 13.04 Accuracy of Participant Information. Becton, Dickinson and Company and each Company shall take all reasonable actions to assure that as of each Valuation Date (or other relevant date) specified in the foregoing provisions of this Article XIII, the Trustee has an accurate list of all Participants and the number of shares of Company Stock credited to their accounts. For purposes of this Article XIII, Becton, Dickinson and Company and each Company agree to render any reasonably necessary and appropriate assistance that the Trustee requests to assure a proper distribution of cash dividends, an accurate and confidential collection and tabulation of directions and, for purposes of Section 13.02, a timely tender by the Trustee in accordance with such directions, including, but not limited to, reasonable compliance with applicable securities or other laws for the Commonwealth of Puerto Rico, or any relevant regulations thereunder. 13.05 Adjustment to Participant Account. In the event of any changes in the outstanding shares of Company Stock by reason of any share dividend or split, recapitalization,

65 rights issue, merger, consolidation, spin-off, reorganization, combination, or exchange of shares of Company Stock or other similar corporate change, then, if Becton, Dickinson and Company so determines that such change equitably requires an adjustment to Participants’ accounts or any other adjustment, such adjustments shall be made by Becton, Dickinson and Company under such uniform terms and conditions as it deems appropriate. 13.06 Rights of Becton, Dickinson and Company. The Plan shall not affect in any way the right or power of Becton, Dickinson and Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in Becton, Dickinson and Company’s capital structure or its business, or any merger or consolidation of Becton, Dickinson and Company, or any issue or stock or shares, or of options, warrants or rights to purchase stock or shares, or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect shares of Company Stock or the rights thereof or which are convertible into or exchangeable for shares of Company Stock, or the dissolution or liquidation of Becton, Dickinson and Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

66 ARTICLE XIV. CONSTRUCTION This Plan shall be construed and its provisions enforced and administered in accordance with the laws of the Commonwealth of Puerto Rico, except to the extent that any of such laws have been preempted by the laws of the United States. BECTON DICKINSON CARIBE LTD By:______________________________ Name: Kristi Payne Title: Senior Vice President, Global Total Rewards of Becton, Dickinson and Company Date: ________________ 6/1/2020